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                                                                      EXHIBIT 20


FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A
Monthly Statement to Certificateholders
Servicer:  The Fifth Third Bank
Trustee:  Harris Trust and Savings Bank

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                                                Collection Period:                              1-Dec-98            31-Dec-98
                                                Distribution Date:                             15-Jan-99

                                                                                                             Per $1,000 of
                                                                                                                Original
Statement for Class A and Class B Certificateholders Pursuant                                               Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                    Certificate Amount
                                                                                                           ------------------

(i)     Principal Distribution
           Class A Certificate Amount                                                    $  4,757,361.57      $   12.19816542
           Class B Certificate Amount                                                    $    224,168.87      $   12.19767494

(ii)    Interest Distribution
           Class A Certificate Amount                                                    $    332,195.22      $    0.85176882
           Class B Certificate Amount                                                    $     16,035.79      $    0.87255360

(iii)   Servicing Fee                                                                    $     56,105.20      $    0.13738334

(iv)    Class A Certificate Balance (after principal distributions)                      $ 59,538,488.19
        Class A Pool Factor (after principal distributions)                                    0.1526603
        Class B Certificate Balance (after principal distributions)                      $  2,806,217.48
        Class B Pool Factor (after principal distributions)                                    0.1526944

(v)     Total Pool Balance (end of Collection Period)                                    $ 62,344,705.67

                                                                                          Current Period         Cumulative
                                                                                         ----------------     ----------------

(vi)    Defaulted Receivables                                                            $    106,762.90      $ 13,380,630.11
        Liquidation Proceeds                                                                  188,526.97         7,157,562.07
                                                                                         ================     ================
        Aggregate Net Losses                                                             $    (81,764.07)     $  6,223,068.04
                                                                                         ================     ================

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                             $            --
           Interest Portion                                                              $            --

(viii)  Class A Interest Carryover Shortfall                                             $            --
        Class B Interest Carryover Shortfall                                             $            --
        Class A Principal Carryover Shortfall                                            $            --
        Class B Principal Carryover Shortfall                                            $            --

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                     $  6,125,764.72

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                                $  6,125,764.72
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